Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Destination Maternity Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-175976, 333-221015, 333-212818, 333-186937, 333-174059, and 333-137136) on Form S-8 of Destination Maternity Corporation (formerly Mothers Work, Inc.) of our report dated April 19, 2018, with respect to the consolidated balance sheets of Destination Maternity Corporation and subsidiaries as of February 3, 2018 and January 28, 2017, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity and cash flows for each of the years in the three-year period ended February 3, 2018, and the related notes (and financial statement schedule II – valuation and qualifying accounts) (collectively, the “consolidated financial statements”), which report appears in the February 3, 2018 annual report on Form 10-K of Destination Maternity Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania

April 19, 2018